Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

SAVVIS Communications Corporation (Missouri)

SAVVIS Communications International, Inc. (Delaware)

SAVVIS, Inc. f/k/a SAVVIS Asset Holdings, Inc. (Delaware)

SAVVIS Procurement Corporation (Delaware)

SAVVIS Federal Systems, Inc. (Delaware)

SAVVIS Australia Pty. Ltd. (Australia)

SAVVIS Hong Kong Limited (Hong Kong)

SAVVIS Communications Private Limited (India)

SAVVIS Communications KK (Japan)

SAVVIS New Zealand Limited (New Zealand)

SAVVIS Philippines, Inc. (Philippines)

SAVVIS Singapore Company Pte. Ltd. (Singapore)

SAVVIS Taiwan Limited (Taiwan)

SAVVIS Argentina, S.A. (Argentina)

SAVVIS do Brasil Ltda. (Brazil)

SAVVIS Telecomunicacoes Ltda. (Brazil)

SAVVIS Bermuda Ltd. (Bermuda)

SAVVIS Communications Chile, S.A. (Chile)

SAVVIS Mexico, S.A. de C.V. (Mexico)

SAVVIS Panama, S.A. (Panama)

SAVVIS Venezuela, S.A. (Venezuala)

SAVVIS France S.A.S. (France)

SAVVIS Germany GmbH (Germany)

SAVVIS Magyarorszag Tavkozlesi Kft. (Hungary)

SAVVIS Italia S.r.l. (Italy)

SAVVIS Poland Sp Zo.o. (Poland)

SAVVIS Switzerland A.G. (Switzerland)

SAVVIS UK Limited (United Kingdom)

SAVVIS Malaysia Sdn. Bhd (Malaysia)

SAVVIS Europe B.V. (Netherlands)